Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Frank Leto, President, CEO
FOR MORE INFORMATION CONTACT:	610-581-4800

Bryn Mawr Bank Corporation Appoints David M. Takats Interim Chief Financial Officer and Marie D. Connolly Interim Chief Accounting Officer, Announces Resignation of CFO, J. Duncan Smith

BRYN MAWR, Pa., July 17, 2015 - Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced the appointment of David M. Takats as interim Chief Financial Officer and Marie D. Connolly as interim Chief Accounting Officer. The Corporation also announced the resignation of Chief Financial Officer and Treasurer, J. Duncan Smith.

Mr. Takats has been with the Bank since July 2010, most recently serving as Senior Vice President of the Bank. Prior to joining the Bank, he was the Chief Financial Officer of First Keystone Financial, Inc., which was acquired by the Corporation in July 2010. He also served as Senior Staff Accountant with Rosenbluth International, Inc., from 1995 to 2000. Mr. Takats is a Certified Public Accountant and has more than twenty years of experience in financial management.

Ms. Connolly has been with the Bank since January 2000, most recently serving as Senior Vice President in the Finance Department. Prior to that she held senior financial positions at the former First Union/CoreStates banks. Ms. Connolly has vast experience in all relevant financial disciplines including accounting and control, treasury, tax, business planning and merger and acquisitions.

“I am very pleased to announce the appointments of David and Marie. The Corporation is very fortunate to have individuals with their depth, experience, knowledge and skills on our team. It is a pleasure to work side-by-side with these highly capable professionals. David and Marie have held leadership positions in our finance department, and have been key in our acquisitions and strategic planning activities. I look forward to their valuable contributions going forward,” commented Frank Leto, President and Chief Executive Officer. Mr. Leto continued, “The Board of Directors and I thank Duncan for his contributions during his tenure at Bryn Mawr Trust and wish him well in his future endeavors.”

Mr. Smith’s resignation is not due to any dispute or disagreement with the Corporation on any matters, policies, procedures or accounting principles. There is an active search process underway to select the next permanent Chief Financial Officer.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “estimate,” “target,” “potentially,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different. Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation's control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements. For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K as updated by our subsequently filed quarterly and current reports on Form 10-Q and Form 8-K, respectively.

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